Execution Version US-DOCS\148485985.10 REGISTRATION RIGHTS AGREEMENT This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 24, 2024 by and among Marex Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), JRJ Investor 1 LP (“JRJ”), MASP Investor Limited Partnership (“MASP”), Amphitryon Ltd. (“Amphitryon”), Ocean Ring Jersey Co Limited (“Ocean Ring”) and Ocean Trade Lux Co S.à r.l. (“Ocean Trade” and, together with JRJ, MASP, Amphitryon and Ocean Ring, the “Investors” and each an “Investor”) and each other Person identified on the Schedule of Holders attached hereto as of the date hereof. RECITALS WHEREAS, the Company is contemplating an offer and sale of its ordinary shares, nominal value $0.001551 per share (the “Shares”), to the public in an underwritten initial public offering in the United States with the SEC under the Securities Act (the “IPO”); and WHEREAS, in connection with the IPO, the Company and the Investors wish to enter into a registration rights agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows: Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1: “Acquired Shares” has the meaning set forth in Section 9. “Additional Holder” has the meaning set forth in Section 9, and shall be deemed to include each such Person’s Affiliates, immediate family members, heirs, successors and assigns who may succeed to such Person as a Holder hereunder. “Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to elect a majority of the board of directors or similar governing body or otherwise direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). “Agreement” has the meaning set forth in the recitals. “Amphitryon” has the meaning set forth in the recitals. “Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

2 US-DOCS\148485985.10 “Business Day” means any day of the year on which national banking institutions in both New York, New York and London, United Kingdom, are open to the public for conducting business and are not required or authorized to close. “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above. “Company” has the meaning set forth in the preamble. “Demand Registrations” has the meaning set forth in Section 2(a). “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder. “FINRA” means the Financial Industry Regulatory Authority. “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405. “Holder” means any Person that is a party to this Agreement, as set forth on the signature pages hereto (other than the Company) and any Person who hereafter becomes a party to this Agreement as a “Holder” from time to time by executing and delivering a Joinder pursuant to the terms of this Agreement. “Holder Indemnified Parties” has the meaning set forth in Section 7(a). “Holder Representative” has the meaning set forth in Section 11(b). “Investors” has the meaning set forth in the preamble. “IPO” has the meaning set forth in the recitals. “Joinder” has the meaning set forth in Section 5(d). “JRJ” has the meaning set forth in the preamble. “Long-Form Registrations” has the meaning set forth in Section 2(a). “MASP” has the meaning set forth in the preamble. “MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

3 US-DOCS\148485985.10 “Ocean Ring” has the meaning set forth in the preamble. “Ocean Trade” has the meaning set forth in the preamble. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof. “Piggyback Registration” has the meaning set forth in Section 3(a). “Piggyback Request” has the meaning set forth in Section 3(a). “Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered in the United States with the SEC under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock. “Registrable Securities” means (i) the Shares, (ii) any Shares issued or issuable (directly or indirectly) upon the cancellation, surrender, conversion and/or exercise of, or otherwise with respect to, on account of, in exchange for or in replacement of, any other securities of the Company (including, but not limited to, any depositary receipts, warrants and other rights), acquired by any Holder, or any Affiliate of any Holder, or that are otherwise beneficially owned by any Holder, or any Affiliate of any Holder, or any transferee or assignee of any Holder or its Affiliate that becomes a party hereto by entering into a Joinder, all of which securities are subject to the rights provided herein; (iii) any Shares issued (or issuable upon the cancellation, surrender, conversion or exercise of, or otherwise with respect to, on account of, in exchange for or in replacement of, any depositary receipt, warrant, right, or other security that is issued) by way of a dividend, distribution, split or combination of securities, or in connection with any recapitalization, merger, consolidation or other reorganization, with respect to, in exchange for, on account of or in replacement of, the Shares referenced in clauses (i) and (ii) above (it being understood that Shares refers to shares of the Company and of any successor to the Company); excluding any Shares for which registration rights have terminated pursuant to this Agreement. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities on the date such securities (a) have been sold or distributed pursuant to a Public Offering, (b) have been sold in compliance with Rule 144 following the consummation of the IPO, (c) have been repurchased by the Company or a Subsidiary of the Company or (d) may be disposed of pursuant to Rule 144, provided that all Registrable Securities held by the relevant Holder and its Affiliates may be sold in a single transaction thereunder, without limitation on volume, manner of sale or other restrictions on transfer thereunder and such Holder holds less than 5% of the outstanding Capital Stock of the Company. “Registration Expenses” has the meaning set forth in Section 6(a). “Representatives” has the meaning set forth in Section 4. “Rule 144,” “Rule 158,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act by the SEC, as the same shall be amended from time to time,

4 US-DOCS\148485985.10 or any successor rule thereto, hereafter adopted by the SEC and then in force, having substantially the same effect as such rule. “Schedule of Holders” means the schedule attached to this Agreement entitled “Schedule of Holders,” which shall reflect each Holder from time to time party to this Agreement. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder. “Shares” has the meaning set forth in the recitals. “Shelf Offering” has the meaning set forth in Section 2(d)(ii). “Shelf Offering Notice” has the meaning set forth in Section 2(d)(ii). “Shelf Offering Request” has the meaning set forth in Section 2(d)(ii). “Shelf Registrable Securities” has the meaning set forth in Section 2(d)(ii). “Shelf Registration” has the meaning set forth in Section 2(a). “Shelf Registration Statement” has the meaning set forth in Section 2(d)(i). “Short-Form Registrations” has the meaning set forth in Section 2(a). “Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Company, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Company or (y) the Company or one of its Subsidiaries is the sole manager or general partner of such Person. “Suspension Period” has the meaning set forth in Section 2(e)(f). “Underwritten Offering” means a Public Offering in which Shares are sold to one or more underwriters for reoffering to the public, including, but not limited to, through a “block trade,” “bought deal,” or “overnight transaction” or other block sale to a financial institution conducted as an underwritten Public Offering. “Underwritten Takedown” has the meaning set forth in Section 2(d)(ii). “Violation” has the meaning set forth in Section 7(a).

5 US-DOCS\148485985.10 “WKSI” means a “well-known seasoned issuer” as defined under Rule 405. Section 2. Demand Registrations. (a) Requests for Registration. Subject to the terms and conditions of this Agreement, at any time from and after the pricing of the IPO, Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-1 or any similar long- form registration (“Long-Form Registrations”), and Holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-3 or any similar short-form registration (“Short-Form Registrations”) if the Company is eligible to use a Form F-3 or any similar short-form registration; provided that the Company shall not be obligated to file registration statements relating to any Long-Form Registration or Short- Form Registration under this Section 2(a) unless, the then-current market value of the Registrable Securities proposed to be registered is at least $50 million; provided further that each Holder may request registration under this Section 2(a) for all Registrable Securities held by it, even if the then- current market value of the number of Registrable Securities proposed to be registered is below the threshold provided in the immediately preceding proviso and even if the number of Registrable Securities ultimately included in the Long-Form Registration or Short-Form Registration is less than all of the Registrable Securities held by such Holder. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” The Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act, providing for resale on a delayed or continuous basis of all or part of the Registrable Securities proposed to be included in such Demand Registration (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Except to the extent that Section 2(d) applies, upon receipt of the request for a Demand Registration, the Company shall as promptly as reasonably practicable (but in no event later than ten days after receipt of the request for the Demand Registration) give written notice of the Demand Registration to all other Holders (which notice shall state the material terms of such proposed Demand Registration) and, subject to the terms of Section 2(e), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting or offering of Shares to be made pursuant to the related registration statement) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within (i) 15 days, in the case of any notice with respect to a Long-Form Registration, or (ii) ten days, in the case of any notice with respect to a Short-Form Registration, after the receipt of the Company’s notice by the relevant Holder. The Company shall use its reasonable best efforts to cause any registration statement relating to or in connection with a Demand Registration to be declared effective under the Securities Act as soon as practicable after the initial filing of such registration statement, and once effective, the Company shall cause such registration statement to remain continuously effective under the Securities Act (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to such registration statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending such registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any other rules and regulations thereunder) until such time that all Registrable Securities covered by such

6 US-DOCS\148485985.10 registration statement cease to be Registrable Securities. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by the Holder in breach of the terms of this Agreement), except as otherwise required by applicable law, rules or regulation or by a judgment, decision or order by a court, governmental authority or agency or other similar authority. When initiating a Demand Registration, Holders will be entitled to request that the registration be effected by means of an Underwritten Offering. (b) Long-Form Registrations. Holders shall be entitled to request, in any twelve-month period, two Long-Form Registrations in which the Company shall pay all Registration Expenses, regardless of whether any registration statement is filed or any such Demand Registration becomes effective or is consummated. (c) Short-Form Registrations. In addition to the Long-Form Registrations described in Section 2(b), Holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses, regardless of whether any registration statement is filed or any such Demand Registration becomes effective or is consummated. Demand Registrations shall be Short-Form Registrations whenever the Company is eligible to use a Form F-3 or any similar applicable short-form registration and if the managing underwriters (to the extent such Demand Registration is an Underwritten Offering) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to become eligible to use Short-Form Registrations for the sale of Registrable Securities as promptly as practicable. (d) Shelf Registrations. (i) Subject to the availability of required financial information, as promptly as practicable after the Company receives written notice of a request for a Shelf Registration, the Company shall file with the SEC a registration statement on Form F-3 under the Securities Act (or other appropriate short-form registration statement then permitted by the SEC’s rules and regulations) for the Shelf Registration, which shall be an Automatic Shelf Registration Statement if the Company is then eligible to use such registration statement (a “Shelf Registration Statement”). Notwithstanding and without prejudice to or limiting the foregoing, the Company shall use its best efforts to prepare a Shelf Registration Statement with respect to all of the Registrable Securities owned by or issuable to the Holders requesting their Registrable Securities to be included in such Shelf Registration and to file, or enable and cause such Shelf Registration Statement to be filed, with the SEC as soon as practicable (and in any event, no later than thirty days) following the date on which the Company becomes eligible to file a Shelf Registration Statement for a Short-Form Registration. The Company shall use its reasonable best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective under the Securities Act (including, if necessary, by filing with the SEC a post-

7 US-DOCS\148485985.10 effective amendment or a supplement to such registration statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending such registration statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any other rules and regulations thereunder) until such time that all Registrable Securities covered by such registration statement cease to be Registrable Securities. In order for any Holder to be named as a selling securityholder in such Shelf Registration Statement, the Company may require such Holder to deliver all information about such Holder that is required to be included in such Shelf Registration Statement in accordance with applicable law, including pursuant to Item 507 of Regulation S-K promulgated under the Securities Act. (ii) At any time and from time to time when a Shelf Registration Statement is effective, Holders of Registrable Securities shall have the right to elect to sell pursuant to an offering (in the case of an Underwritten Offering such offering is referred to as an “Underwritten Takedown”) all or any portion of its Registrable Securities available for sale pursuant to such Shelf Registration Statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Company shall pay all Registration Expenses in connection therewith, provided that the then-current market value of the Registrable Securities proposed to be sold in such Underwritten Takedown is at least $50 million; provided further that each Holder may propose to sell under this Section 2(d)(ii) all Registrable Securities held by it, even if the then-current market value of the number of Registrable Securities proposed to be included in such Underwritten Takedown is below the threshold provided in the immediately preceding proviso. The applicable Holder shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holder desires to sell pursuant to such offering (the “Shelf Offering”). Subject to 2(d)(iv) below, in the case of an Underwritten Takedown, as promptly as practicable, but no later than two Business Days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other Holders of Shelf Registrable Securities (which notice shall state the material terms of such proposed Underwritten Takedown). The Company, subject to Section 2(e) and Section 8 hereof, shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be sold by such Holder) within five Business Days after the receipt of the Shelf Offering Notice. The Company shall use its reasonable best efforts to facilitate and effect such Shelf Offering as expeditiously as possible (and in any event within ten Business Days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Holder that made the Shelf Offering Request). Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally (other than as a result of disclosure by the Holder in breach of the terms of this Agreement), except as otherwise required by

8 US-DOCS\148485985.10 applicable law, rules or regulation or by a judgment, decision or order by a court, governmental authority or agency or other similar authority. (iii) Notwithstanding the foregoing, if any Holder desires to effect a sale of Shelf Registrable Securities that does not constitute an Underwritten Takedown, the Holder shall deliver to the Company a Shelf Offering Request no later than two Business Days prior to the expected date of the sale of such Shelf Registrable Securities, and subject to the limitations set forth in Section 2(d)(i), the Company shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as reasonably practicable. (iv) Notwithstanding any other provision of this Agreement, if a Holder wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holder only needs to notify the Company of the block trade Shelf Offering three Business Days prior to the day such offering is to commence. In the case of an underwritten block trade, the Company shall only notify other Holders and allow such other Holders to elect to participate in the underwritten block trade with the prior written consent of the requesting Holder. If such consent is provided by the requesting Holder, the Company shall promptly notify other Holders and such other Holders must elect whether or not to participate by the next Business Day (i.e., one Business Day prior to the day such offering is to commence) and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering; provided that the Holder wishing to engage in the underwritten block trade shall use commercially reasonable efforts to work with the Company and the underwriter(s) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade. In the case of an underwritten block trade, the minimum then-current market value threshold of $50 million provided in Section 2(d)(ii) does not apply, provided that the Holders of Registrable Securities included in an underwritten block trade in which the then-current market value of the Registrable Securities proposed to be sold is less than $50 million shall reimburse the Company for all reasonable fees and disbursements of the Company’s independent certified public accountants incurred by the Company in connection with (A) the preparation and review of any interim financial statements that the Company would not otherwise prepare and that are not utilized by the Company for any purpose or by any other Holder (unless such Holder shares in a pro rata portion of such expenses) required by the SEC or the underwriter to facilitate such offering and (B) the delivery of any comfort letter required by the underwriter in connection with such offering. For the avoidance of doubt, if a Holder proposes to sell all Registrable Securities held by it in an underwritten block trade, even if the then-current market value of the number of Registrable Securities proposed to be included in such underwritten block is below the $50 million threshold, the Holder shall not be responsible for reimbursing the fees and disbursements described in the prior sentence. (v) The Company shall, at the request of any Holder of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or

9 US-DOCS\148485985.10 any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder(s) to effect such Shelf Offering as soon as reasonably practicable. (e) Priority on Demand Registrations and Shelf Offerings. The Company shall not include in any Demand Registration or Shelf Offering any securities that are not Registrable Securities without the prior written consent of each Holder of the Registrable Securities included in such registration. If a Demand Registration or a Shelf Offering is an Underwritten Offering, the Company shall use reasonable best efforts to cause the managing underwriter(s) of such Underwritten Offering to include in such Underwritten Offering all Registrable Securities requested to be included by the relevant Holder(s). Notwithstanding the foregoing, if the managing underwriter(s) advise the Company and each Holder of the Registrable Securities included in such registration in writing that, in their reasonable and good faith opinion, the total number of Registrable Securities and, if permitted hereunder, other securities, requested to be included in such Underwritten Offering, exceeds the number of Registrable Securities, and other securities (if any), that can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such Underwritten Offering the Registrable Securities of Holders in proportion to, or as nearly as practicable to, the number of Registrable Securities proposed to be sold by each selling Holder at that time or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such Underwritten Offering shall not be reduced unless all other securities are first entirely excluded from such Underwritten Offering. Alternatively, if the number of Registrable Securities which can be included on a Shelf Registration Statement is otherwise limited by Instruction I.B.5 to Form F-3 (or any successor provision thereto hereafter adopted by the SEC and then in force, having substantially the same effect as such instruction), the Company shall include in such Underwritten Offering, prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which can be included on such Shelf Registration Statement in accordance with the requirements of Form F-3, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities proposed to be sold by each such Holder or in such other proportion as shall mutually be agreed to by all such selling Holders. (f) Restrictions on Demand Registration and Shelf Offerings. The Company shall not be obligated to effect any Long-Form Registration during the period that is 60 days before the Company’s reasonable and good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a previous Company-initiated registration with respect to which Holders were entitled to a Piggyback Registration pursuant to Section 3(a) of this Agreement, or if the initiating Holders propose to dispose of Shares that may immediately be registered pursuant to a Short-Form Registration. The Company shall not be obligated to effect any Short-Form Registration during the period that is 30 days before the Company’s reasonable and good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a previous Company-initiated registration with respect to which Holders were entitled to a Piggyback Registration pursuant to Section 3(a) of this Agreement. The Company may postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration (such period, the “Suspension Period”) by providing a written certificate from the Company’s Chief Executive Officer to the Holders of Registrable

10 US-DOCS\148485985.10 Securities or Shelf Registrable Securities, as applicable, stating that the Company’s board of directors determined, in its reasonable good faith judgment (following consultation with its external advisors and legal counsel competent on such matters), that the offer or sale of Registrable Securities would reasonably be expected to be materially detrimental to the Company and its shareholders because such action would (A)(i) materially interfere with a significant acquisition, corporate reorganization or other similar significant transaction of the Company; and (ii) require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (B) render the Company unable to comply with requirements under the Securities Act or the Exchange Act; provided that the Suspension Period shall continue to apply only during the time in which, and only to the extent that, the matters described in the foregoing subsection (A) or (B) remain correct and accurate; provided further that in such event, the Holders shall be entitled to withdraw such request for a Demand Registration or and, if such request is withdrawn, such Demand Registration shall not count as a Demand Registration, and the Company shall pay all Registration Expenses in connection with such Demand Registration, regardless of whether any related registration statement is filed or such Demand Registration is effected. The Company may not register any securities for its own account or on behalf of any other Person during such Suspension Period. The Company shall be entitled to impose only two Suspension Periods in any twelve-month period, and the maximum aggregate length of any Suspension Period(s) in any twelve-month period shall not exceed a total of 60 days, except with the consent of the Holders. The Company also may extend the Suspension Period only with the consent of each Holder. (g) Selection of Underwriters. Holder(s) of the Registrable Securities included in any Holder-initiated Underwritten Offering, shall have the right to select the investment banker(s) and manager(s) to administer such Holder-initiated Underwritten Offering (including assignment of titles) by mutual agreement of such Holders, subject to the Company’s approval not be unreasonably withheld, conditioned or delayed; provided that each such underwriter(s) must have participated in the IPO and maintains research coverage of the Company at that time, unless each Representative (as defined below) who maintains research coverage of the Company at that time declines to participate or does not respond within a reasonable time period. In the case of a Company-initiated Underwritten Offering, the Company shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Underwritten Offering (including assignment of titles), as reasonably acceptable to the Holders participating in such Underwritten Offering. (h) Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 2 shall not be deemed to have been effected: (i) if the number of Registrable Securities requested to be included in such registration by the initiating Holders is cut back by the managing underwriters pursuant to Section 2(e) by more than twenty percent (20%); (ii) if the registration statement is withdrawn without becoming effective in accordance with Section 2(e) or otherwise without the consent of the initiating Holders; (iii) if after it has become effective such registration ceases to be effective or is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority or agency for any reason other than a misrepresentation or an omission by the Holder initiating such Demand Registration or Underwritten Takedown, or an Affiliate of such Holder (other than the Company and its controlled Affiliates) and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance

11 US-DOCS\148485985.10 with the plan of distribution set forth in the related registration statement; or (iv) in case of an Underwritten Offering, if the conditions to closing (including any condition relating to an overallotment option) specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than solely by reason of some wrongful act or omission by the Holder that made the Demand Registration or initiated the Underwritten Takedown, or an Affiliate of such Holder. (i) No Other Registration Rights. The Company represents and warrants to each Holder that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, including, but not limited to, (i) the right to require the Company to register any securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities and (ii) require the Company to include in any registration securities owned by such Person. Section 3. Piggyback Registrations. (a) Right to Piggyback. Following the IPO, whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, or (ii) in connection with registrations on Form F-4 or S-8 promulgated by the SEC or any successor or similar forms, if applicable) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all Holders who hold Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(c), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting or offering of Shares to be made pursuant to the related registration statement) all Registrable Securities with respect to which the Company has received written requests by the relevant Holder(s) for inclusion therein within fifteen days after the receipt by such Holder(s) of the Company’s notice (a “Piggyback Request”). The Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to any Piggyback Request, to the extent required to permit the disposition of the Registrable Securities so requested to be registered. There is no limitation on the number of Piggyback Requests pursuant to this paragraph that the Company is required to effect. (b) Piggyback Expenses. The Registration Expenses of the Holders shall be paid by the Company in all Piggyback Registrations, whether or not any related registration statement is filed or any such registration became effective or is consummated. (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their reasonable and good faith opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration which, in the reasonable and good faith opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Holders on the basis of the number of Registrable Securities proposed to be sold by each selling Holder at that time or in such other

12 US-DOCS\148485985.10 proportion as shall mutually be agreed to by all such selling Holders, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect; provided, however, that (A) the number of Registrable Securities held by the Holders to be included in such registration shall not be reduced unless all other securities referred to in clause (iii) above are first entirely excluded from such registration and (B) in no event shall the number of Registrable Securities held by the Holders to be included in such underwriting be reduced below 25% of the total number of securities included in such registration, except in the case of clause (B), if the primary purpose of such registration is to provide the Company with proceeds to fund an identified acquisition. (d) Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, the selection of investment banker(s) and manager(s) for such Underwritten Offering shall be at the election of the Company (in the case of a primary registration) or by mutual agreement of the Holders of Registrable Securities included in such registration (in the case of a secondary registration); provided in the case of a secondary registration, that each such underwriter(s) must have participated in the IPO and maintains research coverage of the Company at that time, unless each Representative who maintains research coverage of the Company at that time declines to participate or does not respond within a reasonable time period. (e) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include securities in such registration, without prejudice to the right of the Holders to request in writing that such registration be effected as a Demand Registration under Section 2 to the extent permitted thereunder and subject to the terms set forth therein. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6. Section 4. Lock-Up Agreements. In connection with the IPO, Amphitryon and Ocean Ring (each a “Lock-Up Party”) have entered into customary lock-up agreements on the same terms with Goldman Sachs & Co. LLC, Barclays Capital Inc., Jefferies LLC and Keefe, Bruyette & Woods, Inc. as representatives (the “Representatives”) of the several underwriters, pursuant to which each Lock-Up Party has agreed to certain restrictions relating to the Shares and certain other securities held by them (collectively, the “Lock-Up Restrictions”) during the period ending 180 days after the date of the final prospectus issued in connection with the IPO (such period, the “Lock-Up Period”). The Company may, reasonably and in good faith, impose stop-transfer instructions with respect to the Shares and other securities subject to the Lock-Up Restrictions until the end of the Lock-Up Period. Section 5. Registration Procedures. (a) Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall, in each case, as expeditiously as possible: (i) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with or confidentially submit to the

13 US-DOCS\148485985.10 SEC (subject to the availability of required financial information) a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable after the initial filing (provided that before filing or confidentially submitting a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by each Holder of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed or confidentially submitted, which documents shall be subject to the review and comment of such counsel, and shall make any changes reasonably requested by such Holder of Registrable Securities or such counsel); (ii) notify each Holder of Registrable Securities of (A) the issuance by the SEC or other regulator or governmental authority or agency of any stop order or other order suspending the effectiveness of any registration statement or the use of any prospectus filed pursuant to this Agreement or the initiation of any proceedings for the foregoing purposes, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or under the securities or blue sky laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose, (C) when any Free Writing Prospectus includes information that may conflict with the information contained in the registration statement, and (D) the effectiveness of each registration statement filed hereunder. Notwithstanding the foregoing, the Company shall use best efforts to avoid and prevent the matters set out in the preceding subsections (A) and (B) from occurring, or, if issued or initiated, to promptly obtain the withdrawal or lifting thereof; (iii) prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus used in connection therewith and any document incorporated by reference therein, and any other required document as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and, notwithstanding the foregoing, for at least the duration of the applicable period(s) set forth under Section 2(a) and Section 2(d), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; (iv) furnish, without charge, to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

14 US-DOCS\148485985.10 (v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction; (vi) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC or other regulator or governmental authority or agency for the amendment or supplementing of such registration statement or prospectus or for additional information and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or of any information or circumstances as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2(e), at the request of any such seller or if required by applicable law, the Company shall, as expeditiously as possible, prepare and file a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; (vii) (A) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq Stock Market or the New York Stock Exchange, and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA and (B) comply (and continue to comply) with the requirements of any self- regulatory organization applicable to the Company, including without limitation all corporate governance requirements; (viii) use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and, in connection with any proposed sale of Registrable Securities pursuant to a registration statement, provide the transfer agent upon its request, an opinion of counsel as to the effectiveness of the registration statement, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the registration statement;

15 US-DOCS\148485985.10 (ix) enter into and perform such customary agreements (including, as applicable, underwriting agreements in customary form) and take all such other actions as the Holders of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split, combination of shares, recapitalization or reorganization); (x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; (xi) have appropriate officers of the Company, and cause representatives of the Company’s independent registered public accountants, to participate in any due diligence discussions reasonably requested by any seller of Registrable Securities or any underwriter; (xii) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (xiii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158; (xiv) to the extent that a Holder, in its sole and exclusive judgment, might be deemed to be an underwriter of any Registrable Securities or a controlling person of the Company, permit such Holder to participate in the preparation of such registration statement and allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included; (xv) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other

16 US-DOCS\148485985.10 governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; (xvi) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement (or arrange for book entry transfer of securities in the case of uncertificated securities) and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request ; (xvii) cooperate with each Holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, Nasdaq or any other national securities exchange on which the Shares are or are to be listed, and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the FINRA; (xviii) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable; (xix) use its reasonable best efforts to have the appropriate officers of the Company prepare and participate in any presentations at any “road shows” or other selling efforts or information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by Holders of Registrable Securities and the underwriters in the offering, marketing or selling of the Registrable Securities; (xx) if requested by any Holders of Registrable Securities or any underwriter, promptly incorporate in the registration statement or any prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities; (xxi) in the case of any Underwritten Offering (including an Underwritten Shelf Takedown), use its reasonable best efforts to obtain one or more comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as any underwriter may reasonably request; (xxii) in the case of any Underwritten Offering (including an Underwritten Shelf Takedown), use its reasonable best efforts to provide a legal opinion or opinions (including,

17 US-DOCS\148485985.10 if applicable, a negative assurance letter) of the Company’s outside counsel (including any local counsel reasonably requested by the underwriter(s)), dated the closing date under the underwriting agreement or purchase agreement, in customary form, scope and substance, and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be reasonably satisfactory to such underwriters and their counsel and addressed to the underwriters; (xxiii) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective; (xxiv) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; (xxv) if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable efforts to refile the Shelf Registration Statement on Form F-3 and, if such form is not available, Form F-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective pursuant to this Agreement; and (xxvi) otherwise use best efforts to cooperate as reasonably requested by the Holders of Registrable Securities and the underwriters in the offering, marketing or selling of the Registrable Securities (including preparing for and facilitating any “overnight deal,” “block trade” or other proposed sale over a limited timeframe). (b) Any officer of the Company who is a Holder agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary and reasonable for persons in like positions and consistent with his or her other duties with the Company and in accordance with applicable law, including the preparation of the registration statement and the preparation and presentation of any road shows. (c) The Company may require each Holder requesting, or electing to participate in, any registration to furnish the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. (d) If the Holders or any of their respective Affiliates seek to effectuate one or more distribution(s), sale(s) or other form of transfer(s) of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, work with the foregoing persons to facilitate such distribution in the manner

18 US-DOCS\148485985.10 reasonably requested, and such distributee shall have the right to become a party to this Agreement by an executed joinder to this Agreement in the form of Exhibit A hereto (a “Joinder”) and thereby have all of the rights of such distributing Holder under this Agreement, and the Company shall add such distributee’s name and address to the Schedule of Holders and circulate such information to the parties to this Agreement. Section 6. Registration Expenses. (a) The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Securities if and as provided for in the underwriting agreement in connection with such offering), printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, all independent certified public accountants (subject to Section 2(d)(iv)), underwriters (excluding underwriting discounts and commissions other than underwriting discounts and commissions applicable to securities sold for the Company’s account) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and for the avoidance of doubt, the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review (if any), the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account. (b) Counsel Fees and Disbursements. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering, the Company shall reimburse each Holder of Registrable Securities included in such registration for the reasonable and documented fees and disbursements of not more than one law firm and one local counsel, if applicable, not to exceed the amount separately agreed between the Company and each Holder for such Demand Registration, Piggyback Registration or Shelf Offering, provided that in no event will the Company reimburse such fees and disbursements for more than one law firm and one local counsel, if applicable, for Amphitryon, MASP and JRJ or their Affiliates, collectively, and one law firm and one local counsel, if applicable, for Ocean Ring and Ocean Trade or their Affiliates, collectively. Section 7. Indemnification and Contribution. (a) By the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its Affiliates, such Holder’s and its Affiliates’ respective officers, directors, managers, employees, partners, stockholders, members, trustees, agents and representatives, and each Person who controls such Holder or Affiliate (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, claims, actions, proceedings, damages, liabilities, judgments, costs and expenses (collectively, “Losses”) (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney

19 US-DOCS\148485985.10 fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus, Free Writing Prospectus or “roadshow” as defined in Rule 433(h)(4) under the Securities Act (in this Section 7, called a “roadshow”) or any amendment or supplement thereto, or any documents incorporated by reference in any of the foregoing, or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated in any of the foregoing or necessary to make the statements contained in any of the foregoing not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any registration, disclosure document, related document or report, qualification or compliance. In addition, the Company shall, promptly upon incurrence thereof, reimburse such Holder Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company shall not be liable to any Holder Indemnified Party in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus, Free Writing Prospectus or roadshow or any amendment or supplement thereto or summary thereof, or any documents incorporated by reference in any of the foregoing, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Holder Indemnified Party expressly and specifically for use therein. In connection with an Underwritten Offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties. (b) By Each Holder. In connection with any registration statement submitted or filed by the Company in which a Holder has registered for sale its Registrable Securities, each such selling Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify, on a several and not joint basis, the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use in such registration statement and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities; provided that (i) the obligation to indemnify shall be individual, not joint and several, for each Holder and (ii) the maximum liability of each Holder shall be limited to the amount of net proceeds (after deducting any underwriting discounts and commissions and stock or share transfer taxes applicable to the sale of such Holder’s Registrable

20 US-DOCS\148485985.10 Securities) received by such Holder from the sale of Registrable Securities pursuant to such registration statement giving rise to such indemnification obligation. (c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to select and employ its own counsel (and one local counsel). If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder, unless such settlement, compromise or consent is consented to by such indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this Section 7, an indemnifying party shall not be liable for any amounts paid in settlement, compromise or consent to the entry of any judgment with respect to with respect to any pending or threatened claim, action, suit or proceeding such settlement, compromise or consent is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (and one local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel (and one local counsel), chosen by mutual agreement of the Holders included in the registration by such Holders that are conflicted indemnified parties, at the expense of the indemnifying party. (d) Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any Losses referred to herein, then the indemnifying party (solely to the extent such indemnifying party is required to provide indemnification hereunder, which indemnity, for the avoidance of doubt, as it relates to the Holders is on a several and not joint basis) shall contribute to the amounts paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of any Holder, to an amount equal to the net proceeds (after deducting any underwriting discounts and commissions and stock or share transfer taxes applicable to the sale of such Holder’s Registrable Securities) received by such Holder from the sale of Registrable Securities pursuant to such registration statement giving rise to such contribution obligation. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether

21 US-DOCS\148485985.10 the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(t) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation and no Holder shall be required to contribute any amount in excess of the amount of net proceeds actually received by such Holder (after deducting any underwriting discounts and commissions and stock or share transfer taxes applicable to the sale of such Holder’s Registrable Securities) received by such Holder from the sale of Registrable Securities pursuant to such registration statement giving rise to such contribution obligation. (e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary in this Section 7, an indemnifying party shall not be liable for any amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld, conditioned or delayed. (f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement. Section 8. Underwritten Registrations. (a) Participation. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and on terms and conditions no less favorable than the terms and conditions applicable to the Company and/or the other holders of securities of the Company included in such Underwritten Offering (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all customary questionnaires, indemnities, underwriting agreements, and other documents, reasonably required under the terms of such underwriting arrangements, including a lock-up agreement with the underwriters, which shall be on terms no less favorable than the lock- up agreements executed by the Company and its directors and officers in connection with such Underwritten Offering or other Holders participating in such Underwritten Offering. Each Holder

22 US-DOCS\148485985.10 shall execute and deliver such other customary agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Section 4, Section 5 and this Section 8(a) or that are necessary to give further effect thereto. (b) Price and Underwriting Discounts. In the case of an Underwritten Offering (including an Underwritten Takedown) requested by the Holders pursuant to this Agreement, the price of the Registrable Securities to be included in such Underwritten Offering and the underwriting discount or commission and other financial terms of the related underwriting agreement or purchase agreement for the Registrable Securities shall be determined by the Holders of the Registrable Securities included in such Underwritten Offering. (c) Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi)(B) or (C), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi). In the event the Company has given any such notice, the applicable time period set forth in Section 5(a)(iii) during which a registration statement is to remain effective shall be extended by the number of days during the period from the date when each Holder of Registrable Securities covered by such registration statement shall have received the applicable notice pursuant to this Section 8(b), to and including the date when each such Holder shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vi). Section 9. Additional Parties; Joinder. During the term of this Agreement, the Company shall not, without the prior written consent of each Holder, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) provide to such holder or prospective holder the right to include securities in any registration statement, other than on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all Registrable Securities that they wish to so include, or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder. Notwithstanding the foregoing, subject to the prior written consent of each Holder, the Company may make any Person who acquires Shares, or rights to acquire Shares from the Company after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) and to succeed to all of the rights and obligations of a Holder under this Agreement by obtaining an executed Joinder from such Additional Holder. Upon the execution and delivery of a Joinder by such Additional Holder, the Shares (or Shares to be issued upon the conversion of the undersigned’s shares into Shares) acquired by such Additional Holder (the “Acquired Shares”) shall be Registrable Securities to the extent provided herein, such Additional Holder shall be a “Holder” under this Agreement with respect to the Acquired Shares, and the Company shall add such Additional Holder’s name and address to the Schedule of Holders and circulate such information to the parties to this Agreement. Section 10. Rule 144 and Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

23 US-DOCS\148485985.10 (a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (which may be satisfied by filing such reports with the SEC’s EDGAR system); and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 (at any time after the Company so qualifies to use such form); (d) upon request by a Holder, instruct the transfer agent for the Registrable Securities to remove restrictive legends from any Registrable Securities eligible for sale pursuant to Rule 144 (to the extent such removal is permitted under Rule 144 and other applicable law) and provide all documentation to such transfer agent, including any legal opinions, that such transfer agent requires in order to remove restrictive legends; (e) cooperate with the Holder of such Registrable Securities to facilitate the transfer of such securities through the facilities of The Depository Trust Company, in such amounts and credited to such accounts as such Holder may request (or, if applicable, the preparation and delivery of certificates representing such securities, in such denominations and registered in such names as such Holder may request), all to the extent required to enable the Holders to sell Registrable Securities pursuant to Rule 144; and (f) upon request by a Holder, deliver to such Holder a written statement as to whether it has complied with such requirements. Section 11. MNPI Provisions. (a) Each Holder acknowledges that the provisions of this Agreement that require communications by the Company or other Holders to such Holder may result in such Holder and any Holder Representative (as defined below) acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending or the number of Company securities or the identity of the selling Holders). (b) Each Holder agrees that it will maintain the confidentiality of such MNPI and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a Holder may deliver or disclose MNPI to

24 US-DOCS\148485985.10 (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors (collectively, the “Holder Representatives”), but solely to the extent such disclosure reasonably relates to its evaluation of, or the exercise of, its rights under this Agreement and the registration or sale of any Registrable Securities pursuant to the terms hereof, (ii) any federal or state regulatory authority or court having jurisdiction over such Holder, (iii) any Person if necessary to comply with any law, rule, regulation, judgment or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided further, that in the case of clause (i), the recipients of such MNPI are subject to the Policies or otherwise agree to hold confidential the MNPI in a manner substantially consistent with the terms of this Section 11 and that in the case of clauses (ii) through (v), such disclosure is required by law, rules, regulation, judgment or order and such Holder shall as promptly as practicable notify the Company of such disclosure to the extent such Holder is legally permitted to give such notice. (c) Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver to the Holder making the Opt-Out Request any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect such delivery would result in a Holder acquiring MNPI. Each Holder may, additionally, provide in such an Opt-Out Request that all notices hereunder shall be provided as required by this Agreement but solely to an outside counsel of such Holder’s selection, and not to such Holder. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests. Section 12. Termination of Registration Rights. (a) The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2 or Section 3 terminates upon the earliest to occur of: (i) when, following a Public Offering, all of such Holder’s Registrable Securities may be disposed of pursuant to Rule 144 in a single transaction without limitation on volume, manner of sale or other restrictions on transfer thereunder and such Holder holds less than 5% of the outstanding Capital Stock of the Company; or (ii) the fifth anniversary of the IPO. (b) Notwithstanding any other provision of this Agreement, any Holder that has initiated a registration or that has elected to include Registrable Securities in a Piggyback Registration may terminate such registration with respect to such Holder or elect to withdraw such

25 US-DOCS\148485985.10 Holder’s Registrable Securities from any registration initiated by the Company or another Holder by written notice to the Company delivered at any time prior to the effective date of the relevant registration statement or the execution of the underwriting agreement or purchase agreement entered into in connection therewith, as applicable. (c) The provisions of Section 6, Section 7 in accordance with its terms, this Section 12(c) and Section 13 shall survive any such termination. No termination of this Agreement shall relieve any Person of liability for breach or Registration Expenses incurred prior to termination. Section 13. General Provisions. (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Company and each Holder. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement. (b) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement. (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein. (d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

26 US-DOCS\148485985.10 (e) Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder. Any Holder may assign its rights and obligations under this agreement to its Affiliates, provided that such Affiliate enters into a Joinder to this Agreement. (f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any Holder or to any other party subject to this Agreement at such address as indicated on the Schedule of Holders, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein. The Company’s address is: Marex Group plc 155 Bishopsgate London EC2M 3TQ United Kingdom Attn: Legal Department Email: London-Legal@marex.com With a copy to: Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attn: Marc D. Jaffe; Ian D. Schuman; Jennifer M. Gascoyne Email: marc.jaffe@lw.com; ian.schuman@lw.com; jennifer.gascoyne@lw.com or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. (g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day. (h) Governing Law. This Agreement and any transaction contemplated in this Agreement, including issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and

27 US-DOCS\148485985.10 construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. (i) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY. (j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (k) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

28 US-DOCS\148485985.10 (l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. (m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. (n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement. (o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. (p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby. (q) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement. (r) Affiliates. All Registrable Securities held or acquired by Affiliated entities or Persons shall be aggregated together for the purpose of determining the availability and exercise of any rights of each Holder under this Agreement. * * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above. MAREX GROUP PLC By: /s/ Ian Lowitt Name: Ian Lowitt Title: Chief Executive Officer By JRJ JERSEY LIMITED as general partner of JRJ INVESTOR 1 LIMITED PARTNERSHIP By: /s/ Nigel Crocker Name: Nigel Crocker Title: Alternate Director By FORTY TWO POINT TWO ACQUISITION LIMITED as general partner of MASP INVESTOR LIMITED PARTNERSHIP By: /s/ Jacqueline Daley Name: Jacqueline Daley Title: Director AMPHITRYON LIMITED By: /s/ Jacques van Oorschot Name: Jacques van Oorschot Title: Director OCEAN RING JERSEY CO LIMITED By: /s/ Joseph C. Cohen Name: Joseph C. Cohen Title: Director OCEAN TRADE LUX CO S.À R.L. By: /s/ Guillaume Le Bouar /s/ Alexandre Moyret Name: Guillaume Le Bouar Alexandre Moyret Title: Manager Manager

US-DOCS\148485985.10 SCHEDULE OF HOLDERS Holder Address JRJ Investor 1 LP 44 Esplanade, St Helier, Jersey, JE4 9WG, Channel Islands Email: jrj@intertrustgroup.com For the attention of: The Directors MASP Investor Limited Partnership Little Denmark Building, PO Box 4584, Road Town, Tortola, British Virgin Islands Email: reporting@bxrgroup.com, with a copy to reporting@bxrap.com For the attention of: The Directors Amphitryon Ltd. 44 Esplanade, St Helier, Jersey, JE4 9WG, Channel Islands Email: jrj@intertrustgroup.com For the attention of: The Directors Ocean Ring Jersey Co Limited 47 Esplanade, St. Helier, JE1 0BD, Jersey Email: afort@trilanticeurope.com; jcohen@trilanticeurope.com; fernando.tome@trilanticeurope.com; vgarcia@trilanticeurope.com; mimmordino@whitecase.com Ocean Trade Lux Co S.à r.l. 26 Boulevard Royal, L-2449 Luxembourg Email: afort@trilanticeurope.com; jcohen@trilanticeurope.com; fernando.tome@trilanticeurope.com; vgarcia@trilanticeurope.com; mimmordino@whitecase.com

US-DOCS\148485985.10 EXHIBIT A REGISTRATION RIGHTS AGREEMENT JOINDER The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of April 24, 2024 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Marex Group plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and the other persons named as parties therein. Capitalized terms used but not otherwise defined in this Joinder have the meanings ascribed to them in the Registration Rights Agreement. By executing and delivering this Joinder to the Registration Rights Agreement, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Company is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Holders attached to the Registration Rights Agreement. Accordingly, the undersigned has executed and delivered this Joinder as of the day of _______________, 20__. Signature of Shareholder Print Name of Shareholder Its: Address: Agreed and Accepted as of _______________, 20__ Marex Group plc By: Name: Its: